Exhibit 99.1
FedEx Freight Completes Spin-Off and Begins Trading on the New York Stock Exchange
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Establishes FedEx Freight as an independent, scaled leader in North American LTL industry

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Positions company to deliver profitable growth, strong free cash flow, and long-term stockholder value

MEMPHIS, Tenn. — Jun. 1, 2026 — FedEx Freight Holding Company, Inc. (NYSE: FDXF, “FedEx Freight”) today announced the completion of its spin-off from FedEx Corporation (NYSE: FDX, “FedEx”), establishing FedEx Freight as an independent, publicly traded company and focused leader in the North American less-than-truckload (“LTL”) industry. FedEx Freight common stock will begin “regular way” trading today on the New York Stock Exchange (“NYSE”) under the ticker symbol “FDXF.” It has been announced that FedEx Freight will join leading global equity indices, including the S&P 500 and the Dow Jones Transportation Average. FedEx will continue to trade on the NYSE under the ticker symbol “FDX.”
“Today begins the next chapter for the new FedEx Freight,” said John Smith, FedEx Freight president and chief executive officer. “We move forward as an independent company with a sharpened focus and disciplined strategy to build on our competitive advantages and accelerate profitable growth. As the largest pure-play LTL carrier in North America, we will leverage our comprehensive network with more than 26,000 service center doors to deliver cost and service advantages to our customers and capitalize on growth opportunities in high-potential verticals. With our safety above all culture and a world-class team, FedEx Freight is well positioned to unlock our full potential and deliver long-term stockholder value.”
The spin-off was achieved through the distribution by FedEx of 80.1% of the outstanding shares of FedEx Freight’s common stock on a pro rata basis to the holders of FedEx common stock. Each FedEx stockholder received one share of FedEx Freight common stock for every two shares of FedEx common stock held of record as of the close of business on May 15, 2026. Stockholders will receive cash in lieu of fractional shares of FedEx Freight common stock.
FedEx retained 19.9% of the outstanding shares of FedEx Freight common stock. FedEx will dispose of such shares within 24 months of the completion of the separation through one or more subsequent exchanges in repayment of certain FedEx debt held by FedEx creditors and/or through distributions to stockholders of FedEx as dividends or in exchange for outstanding shares of FedEx common stock.
Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC served as the financial advisors to FedEx, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to FedEx.
About FedEx Freight
FedEx Freight is North America’s largest LTL carrier, delivering industry-leading published transit times, service levels, and reliability. FedEx Freight’s service offerings — including Priority, Economy, and Direct — allow customers to balance speed and cost to meet their unique needs. FedEx Custom Critical, a subsidiary, provides expedited, time- and temperature-specific freight solutions, including Surface Expedite and White Glove Services, available 24/7/365. With nearly 30,000 vehicles, of which nearly 17,000 are tractors, and 40,000 dedicated team members to support its network of over 365 locations, we ensure freight arrives safely, securely, and on time across all 50 U.S. states, Canada, Mexico, Puerto Rico, and the U.S. Virgin Islands. FedEx Freight leverages operational efficiency, data-driven technology, and a focused sales organization to provide outstanding service.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding the FedEx Freight business following its separation from FedEx into a new publicly traded company.
Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the possibility that the separation of FedEx Freight from FedEx will not result in the intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs, in connection with the separation; uncertainty of the expected financial performance of FedEx Freight following the separation; evolving legal, regulatory, and tax regimes; changes in global economic conditions; actions by third parties, including government agencies; FedEx Freight’s ability to successfully implement its business strategy; FedEx Freight’s ability to achieve its financial performance goals; and other factors which can be found in FedEx Freight’s press releases and filings with the Securities and Exchange Commission (the “SEC”), including its information statement included as Exhibit 99.1 to its Current Report on Form 8-K that was filed with the SEC on May 13, 2026. Any forward-looking statement speaks only as of the date on which it is made. Neither FedEx Freight nor anyone else undertakes or assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
FedEx Freight Media Contact:
Kelly Crow
media@fedexfreight.com
FedEx Freight Investor Relations Contact:
Marianna Rose
ir@fedexfreight.com
Source: FedEx Freight
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